Exhibit 99.1

          FARO ANNOUNCES DESIGN-AROUND SOLUTION TO CIMCORE PATENT CLAIM

    LAKE MARY, Fla., July 22 /PRNewswire-FirstCall/ -- FARO Technologies, Inc. (Nasdaq: FARO) today responded to a potential injunction by ROMER Cimcore by deciding to remove the minor offending features of its FaroArm by eliminating the "infinite" rotation feature of the joints in its U.S.-based products by reducing this feature to 50 rotations or fewer.

    (Logo: http://www.newscom.com/cgi-bin/prnh/20000522/FLM035LOGO )

    The decision does not place any practical limitations on use of the FaroArm products by customers and will not cause any delays in production. While FARO continues to believe that the Federal Appeals Court will ultimately decide that its present design is not infringing, it is determined to move beyond this controversy and is implementing this change.

    "This change eliminates the 'infinite' rotation feature and we believe constitutes a complete design-around of the contentious claims in ROMER Cimcore's patent," FARO CEO Simon Raab said. "We will also send upgrade packages for this design-around to all of our U.S. customers."

    Concerning ROMER Cimcore's threat of pursuing an injunction, Raab continued, "Because ROMER Cimcore's patent is limited to the United States, it is important to note that this injunction tactic relates only to products that are made, sold or used in the United States. In any event, our design-around packages should, as a practical matter, render any injunction moot.

    "We are somewhat surprised that Hexagon has allowed its new subsidiaries to take this hostile posture when it faces the real possibility that the '148 patent may be ruled invalid. FARO gained its strong market position in the articulated arm CMM market when the arms had as few as two rotations in three of seven joints -- long before the minor 'infinite' rotation features were added to our products -- and we will continue to set the standard for hardware and software going forward."

    Raab concluded, "Our strong position in the articulated arm market is built upon many features, including accuracy, reliability, software, ease-of-use, portability, design, ergonomics, price, service, direct worldwide representation and overall quality. We look forward to the results of using these same principles in our efforts in the laser-tracker and laser-scanner markets."

    About FARO
    With more than 7,500 installations and 3,800 customers globally, FARO Technologies, Inc. (Nasdaq: FARO) and its international subsidiaries design, develop, and market software and portable, computerized measurement devices. The Company's products allow manufacturers to perform 3D inspections of parts and assemblies on the shop floor. This helps eliminate manufacturing errors, and thereby increases productivity and profitability for a variety of industries in FARO's worldwide customer base. Principal products include the FARO Laser ScanArm; FARO Laser Scanner LS; FARO Gage and Gage-PLUS; Platinum, Digital Template, Titanium, Advantage FaroArms; the FARO Laser Tracker X and Xi; and the CAM2 family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO 9001 certified and ISO 17025 laboratory registered.

    This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about our plans, objectives, projections, expectations, assumptions, strategies, or future events. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as "may," "believes," "anticipates," "expects," "intends," "plans," "seeks," "estimates," "will," "should," "could," "projects," "forecast," and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Other written or oral statements, which constitute forward-looking statements, also may be made by the Company from time to time. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

    Factors that could cause actual results to differ materially from what is expressed or forecasted in forward-looking statements include, but are not limited to:

    * the other risks detailed in the Company's Annual Report on Form 10-K and other filings from time to time with the Securities and Exchange Commission.
    * our inability to overturn the announced ruling either on appeal or by invalidating the '148 patent

    Forward-looking statements in this release represent the Company's judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

/CONTACT:   Greg Fraser, EVP of FARO, +1-407-333-9911, or
fraserg@faro.com; or Vic Allgeier of TTC Group, +1-212-227-0997, for FARO/ /Photo: http://www.newscom.com/cgi-bin/prnh/20000522/FLM035LOGO
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/Web site:  http://www.faro.com /